                                   EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY
                              AS OF AUGUST 31, 1999

                                                                      JURISDICTION OF                 PERCENTAGE
                  NAME OF SUBSIDIARY                                   INCORPORATION                     OWNED
                  ------------------                                  ---------------                 ----------
         AHT, Inc.                                                     Pennsylvania                       100
         CMC (Australia) Pty., Limited                                 Australia                          100
         CMC Comercio de Metias, Ltda.                                 Brazil                             100
         CMC Concrete Accessories, Inc.                                Texas                              100
         CMC Fareast Limited                                           Hong Kong                          100
         CMC International (S.E. Asia) Pte., Limited                   Singapore                          100
         CMC Oil Company                                               Texas                              100
         CMC Steel Holding Company                                     Delaware                           100
         CMC Steel Fabricators, Inc.                                   Texas                              100
         CMC Steel IPH Company                                         Delaware                           100
         CMC Trading A.G.                                              Switzerland                        100
         CMC Trinec GmbH                                               Germany                             50
         CMC (UK) Limited                                              England                            100
         Cometals China, Inc.                                          Texas                              100
         Cometals Far East, Inc.                                       Texas                              100
         Commercial Metals - Austin Inc.                               Texas                              100
         Commercial Metals Deutschland GmbH                            Germany                            100
         Commercial Metals (International) AG                          Switzerland                        100
         Commercial Metals Overseas Export (FSC) Corp.                 US Virgin Islands                  100
         Commercial Metals Railroad Salvage Company                    Texas                              100
         Commercial Metals SF/JV Company                               Tennessee                          100
         Construction Materials, Inc.                                  Louisiana                          100
         Daltrading Limited                                            Switzerland                        100
         Howell Metal Company                                          Virginia                           100
         Mini-Mill Consultants, Inc.                                   Texas                              100
         Owen Electric Steel Company of South Carolina                 South Carolina                     100
         Owen Industrial Products, Inc.                                South Carolina                     100
         Owen Joist Corporation                                        South Carolina                     100
         Owen Joist of Florida, Inc.                                   Florida                            100
         Owen of Georgia, Inc.                                         Georgia                            100
         Owen Steel Company of Florida                                 Florida                            100
         Owen Steel Company of N.C., Inc.                              North Carolina                     100
         Owen Supply Company, Inc.                                     South Carolina                     100
         Pyrosteel Limited, Sydney                                     Australia                           50
         Regency Advertising Agency, Inc.                              Texas                              100
         SMI-Owen Steel Company, Inc.                                  South Carolina                     100
         SMI Rebar Coating JV, Inc.                                    North Carolina                     100
         SMI Steel Inc.                                                Alabama                            100
         Structural Metals, Inc.                                       Texas                              100
         Zenith Finance and Construction Company                       Texas                              100
